Exhibit 23





                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-21077) of our report dated February 12, 1997 on the financial statements included in the annual report on Form 10-KSB of Food Court
Entertainment Network, Inc. as at and for the year ended
December 31, 1996.


/s/ Richard A. Eisner & Company, L.L.P.

New York, New York
April 14, 1997